                                                             Exhibit 24(b)(8)(a)


                  CUSTODY ADMINISTRATION AND AGENCY AGREEMENT

     This AGREEMENT, dated as of the 12th day of August, 1994 made by and
                                                 ------
between Matthews International Funds, a Delaware Business Trust (the "Trust")
        ----------------------------
operating as an open end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Fund/Plan Services, Inc. ("Fund/Plan"), a
                                      ------------------------
corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "B" attached hereto and which Schedule "B" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and

     WHEREAS, the Trust desires to retain Fund/Plan to perform certain custody administration services; and

     WHEREAS, the Trust desires that Fund/Plan act as its agent for the specific purpose of taking receipt of, and making payment for, custody services performed on the Trust's behalf by Bank of New York pursuant to an agreement between Bank of New York and the Trust; and

     WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:
                       APPOINTMENT OF FUND/PLAN AS AGENT

     Section 1.  The Trust hereby appoints Fund/Plan as an agent of the Trust,
     ----------
and Fund/Plan hereby accepts such appointment, for the limited purpose of: (i) accepting invoices charged to the Trust for custody services performed by Bank of New York on the Trust's behalf, and (ii) remitting payment to Bank of New York for such services performed in amounts as set forth in Schedule "A" attached hereto.

                        CUSTODY ADMINISTRATION SERVICES

     Section 2.  As Custody Administrator, Fund/Plan shall:
     ----------
     a) coordinate and process portfolio trades through client terminal links with Bank of

Custody Administration and Agency Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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November 25, 1996                                             Page 1 of 5 pages.

     New York
     b) input and verify portfolio trades
     c) monitor pending and failed security trades
     d) coordinate communications between brokers and banks to resolve any operational problems
     e) advise the Trust of any corporate action information, address and follow up on any dividend or interest discrepancies
     f) process the Trusts' expenses
     g) interface with the accounting services provider and the transfer agent to research and resolve Custody cash problems
     h) provide daily and monthly reports

                                 TERM and FEES
     Section 3.
     ----------

            (a) The term of this Agreement shall be for a period of three (3) years, commencing on the date on which the Trust's registration statement is declared effective with the U.S. Securities and Exchange Commission ("Effective Date").

            (b) The fee schedule set forth in Schedule "A" attached shall be fixed for (2) years commencing on the Effective Date of this Agreement. Thereafter, the fee schedule will be subject to annual review and adjustment.

            (c) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the expense of the Trust, transfer all records and shall cooperate in the transfer of such duties and responsibilities.

     For the purpose of determining fees payable to Fund/Plan, the value of Fund's net assets shall be computed at the times and in the manner specified in Fund's then current Prospectus and Statement of Additional Information.

     During the term of this Agreement, should the Trust seek services or functions in addition to those stated, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Trust.

Custody Administration and Agency Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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November 25, 1996                                             Page 2 of 5 pages.
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                              GENERAL PROVISIONS

     Section 4.
     ----------

            (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement that results from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

            (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Trust, shall be deemed, when rendering services to such entity or acting on any business of the Trust, (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though that person is being paid salary by Fund/Plan.

            (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder or (ii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this agreement, which action or omission was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their willful misfeasance, bad faith, gross negligence or reckless disregard of its or their duties hereunder.

            (d)  Fund/Plan shall give written notice to the Trust within thirty
(30) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, except to the extent

Custody Administration and Agency Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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November 25, 1996                                             Page 3 of 5 pages.

that failure to give notice prejudices the Trust.

            (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within thirty (30) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. In the event the Trust chooses to defend or prosecute such claim, the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

            (f) The Trust shall not settle any claim under (d) and (e) above without Fund/Plan's express written consent, which consent shall not be unreasonably withheld. Fund/Plan shall not settle any such claim under (d) and
(e) above without the Trust's express written consent which likewise shall not be unreasonably withheld.

     Section 5.  This Agreement may be amended from time to time by a
     ----------
supplemental agreement executed by the Trust and Fund/Plan.

     Section 6.  Except as otherwise provided in this Agreement, any notice or
     ----------
other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

     Matthews International Funds:                                    Fund/Plan:
     -----------------------------                                    ----------

     Matthews International Funds                       Fund/Plan Services, Inc.
     655 Montgomery St. Suite 1438                             2 West Elm Street
     San Francisco, CA 94111                              Conshohocken, PA 19428
     Attention: G. Paul Matthews,                   Attention: Kenneth J. Kempf,
     President                                                         President

     Section 7.  The Trust represents and warrants to Fund/Plan that the
     ----------
execution and delivery of this Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Board of Trustees of the Trust.

     Section 8.  This Agreement may be executed in two or more counterparts,
     ----------
each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 9.  This Agreement shall extend to and shall be binding upon the
     ----------
Parties and their respective successors and assigns; provided, however, that this Agreement shall not be

Custody Administration and Agency Agreement between Matthews International Funds and Fund/Plan Services, Inc.
================================================================================
November 25, 1996                                             Page 4 of 5 pages.

assignable by the Trust without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Trust, authorized or approved by a resolution of their respective Boards of Directors.

     Section 10.  This Agreement shall be governed by the laws of the
     -----------
Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

     Section 11.  No provision of this Agreement may be amended or modified, in
     -----------
any manner except in writing, properly authorized and executed by Fund/Plan and the Trust.

     Section 12.  If any part, term or provision of this Agreement is held by
     -----------
any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic Agreement is not thereby
                      --------
substantially impaired.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement, consisting in its entirety of five type written pages, together with Schedules "A" and "B" to be signed by their duly authorized officers, as of the day and year first above written.

Matthews International Funds                            Fund/Plan Services, Inc.
----------------------------                            ------------------------



     /s/ G.  Paul Matthews                       /s/ Kenneth J.  Kempf
--------------------------------------    --------------------------------------
By: G. Paul Matthews, President              By: Kenneth J. Kempf, President

Custody Administration and Agency Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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November 26, 1996                                             Page 5 of 5 pages.

                                                                    Schedule "A"
                                                                    ============


                 CUSTODY AGENCY AND ADMINISTRATION FEE SCHEDULE
                                      FOR
                          MATTHEWS INTERNATIONAL FUNDS


I.  Custody of Fund Assets using Bank of New York
    ---------------------------------------------

    A)  Domestic Securities and ADRs  (1/12/th/ payable monthly)
        ----------------------------

        .00065       On the First      $ 10 Million of Average Net Assets
        .00035       On the Next       $ 20 Million of Average Net Assets
        .00025       On the Next       $ 20 Million of Average Net Assets
        .000175      On the Next       $ 50 Million of Average Net Assets
        .00015       On the Next       $150 Million of Average Net Assets
        .000125      Over              $250 Million of Average Net Assets

    B)  Custody Domestic Securities Transactions Charge
        -----------------------------------------------

        Book Entry DTC, Federal Book Entry                              $14.00
        NOW Accounts                                                    $ 5.00
        Physical/Options/GNMA/RIC's                                     $24.00
        Mortgage Backed Securities - Principal Pay Down Per Pool        $11.00

    C)  When Issued, Securities Lending, Index Futures:
        -----------------------------------------------

        Should any of these investment vehicles require a separate segregated custody account, a fee of $250 per account per month will apply.


    D)  Global Assets Schedule
        ----------------------

        See Chart on following page(s).

Custody Administration and Agency Agreement between Matthews International Funds and Fund/Plan Services, Inc.
================================================================================
November 25, 1996                                           Schedule "A"; Page 1

                                                                    SCHEDULE "A"
                                                                    ============


--------------------------------------------------------------------------------
         Countries                    *Safekeeping Charges     Transaction Fee
                                         (BASIS POINTS)
------------------------------------------------------------------------------
Argentina                                      42                     95
------------------------------------------------------------------------------
Australia                                       5                     75
------------------------------------------------------------------------------
Austria                                         9                     90
------------------------------------------------------------------------------
Bangladesh                                     59                    190
------------------------------------------------------------------------------
Belgium (reg bds)                             3.5                     90
------------------------------------------------------------------------------
Belgium (equities and Cpn bds)                  5                     90
------------------------------------------------------------------------------
Brazil                                         64                     90
------------------------------------------------------------------------------
Canada                                          3                     22
------------------------------------------------------------------------------
Chile                                          89                    105
------------------------------------------------------------------------------
China                                          39                     65
------------------------------------------------------------------------------
Colombia                                       84                    130
------------------------------------------------------------------------------
Czech Republic                                 29                     55
------------------------------------------------------------------------------
Denmark                                       4.5                    110
------------------------------------------------------------------------------
Euromarket                                      4                     20
------------------------------------------------------------------------------
Finland                                     17.50                     75
------------------------------------------------------------------------------
France                                          6                     90
------------------------------------------------------------------------------
Germany                                         3                     40
------------------------------------------------------------------------------
Greece                                       45.5                    170
------------------------------------------------------------------------------
Hong Kong                                      15                     95
------------------------------------------------------------------------------
Hungary                                        59                    155
------------------------------------------------------------------------------
India                                          64                  **180
------------------------------------------------------------------------------
Indonesia                                    18.5                    145
------------------------------------------------------------------------------
Ireland                                       4.5                     55
------------------------------------------------------------------------------
Israel                                         84                     60
------------------------------------------------------------------------------
Italy                                          14                     65
------------------------------------------------------------------------------
Japan (bonds)                                   5                     15
------------------------------------------------------------------------------
Japan (equities)                                4                     15
------------------------------------------------------------------------------
Luxembourg                                     11                     85
------------------------------------------------------------------------------
Malaysia                                       20                    145
------------------------------------------------------------------------------
Mexico (bonds)                                 11                     75
------------------------------------------------------------------------------
Mexico (equities)                              20                     75
------------------------------------------------------------------------------
Netherlands                                     9                     17
------------------------------------------------------------------------------

Custody Administration and Agency Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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November 25, 1996                                           Schedule "A"; Page 2

                                                                    SCHEDULE "A"
                                                                    ============

------------------------------------------------------------------------------
        Countries                  *Safekeeping Charges     Transaction Fee
                                      (BASIS POINTS)         (U.S. Dollars)
------------------------------------------------------------------------------
New Zealand                                 4.5                    90
------------------------------------------------------------------------------
Norway                                       3                     90
------------------------------------------------------------------------------
Pakistan                                    48                    170
------------------------------------------------------------------------------
Peru                                        84                    195
------------------------------------------------------------------------------
Philippines                                19.5                   145
------------------------------------------------------------------------------
Poland                                      69                    170
------------------------------------------------------------------------------
Portugal                                    39                    245
------------------------------------------------------------------------------
Singapore                                   20                    140
------------------------------------------------------------------------------
South Africa                               2.5                     40
------------------------------------------------------------------------------
South Korea                                 18                     30
------------------------------------------------------------------------------
Spain                                        9                     35
------------------------------------------------------------------------------
Sweden                                       4                     65
------------------------------------------------------------------------------
Switzerland                                4.5                    130
------------------------------------------------------------------------------
Taiwan                                      22                    140
------------------------------------------------------------------------------
Thailand                                    20                     90
------------------------------------------------------------------------------
Turkey                                      37                    105
------------------------------------------------------------------------------
United Kingdom                               4                     40
------------------------------------------------------------------------------
United Kingdom (gilts)                       5                     60
------------------------------------------------------------------------------
Uruguay                                     64                     90
------------------------------------------------------------------------------
Venezuela                                  50.5                    80
==============================================================================

* Fee expressed in basis points per annum is calculated based upon month end market value.

**   Transaction charge is per 10,000 shares or part thereof.

     Global Network fee per month/per portfolio is $500.

     Minimum charges imposed by Agent Banks/Local Administrators
     Chile - USD 5,000 per annum
     Colombia - USD 600 per month

     All transaction fees - includes buys, sells, maturities or any security movement.

================================================================================
Custody Administration and Agency Agreement between Matthews International Funds and Fund/Plan Services, Inc.

November 25,1996                                            Schedule "A"; Page 3

                                                                    SCHEDULE "A"
                                                                    ============


MISCELLANEOUS FEES:
-------------------

Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.


================================================================================
Custody Administration and Agency Agreement between Matthews International Funds and Fund/Plan Services, Inc.
November 25, 1996                                          Schedule "A"; Page 4

                                                                    Schedule "B"
                                                                    ============

                            Identification of Series
                            ------------------------


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                         "Matthews International Funds"
                          ============================

                  1.  Matthews Pacific Tiger Fund
                  2.  Matthews Asian Convertible Securities Fund
                  3.  Matthews Korea Fund



This Schedule "B" may be amended from time to time by agreement of the Parties.


================================================================================
Custody Administration and Agency Agreement between Matthews International Fund and Fund/Plan Services, Inc.
November 25, 1996                                                   Schedule "B"